Exhibit 10.2
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 24, 2021 (this “Amendment”), is entered into among Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Borrower”), Phillips Edison & Company, Inc., a Maryland corporation (the “Parent Entity”), the Lenders party hereto and Capital One, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

    A.    The Borrower, the Guarantor, the Administrative Agent and the Lenders entered into that Credit Agreement, dated as of September 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

    B.    The Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement as set forth below.

C.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

    1.    Amendment. The Credit Agreement is amended and restated to read in its entirety as Exhibit A attached hereto.

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)    Execution and Delivery of Amendment. The Administrative Agent shall have received copies of this Amendment duly executed by the Borrower, the Parent Entity, as Guarantor, the Lenders and the Administrative Agent.

(b)    Fees/Expenses. Payment by the Borrower of all fees and expenses agreed to by the Borrower in connection with this Amendment to the extent invoiced prior to or on the date hereof.

    3.    Ratification of Credit Agreement. Each of the Loan Parties acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents as amended hereby.

4.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
1

Exhibit 10.2
(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally;

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment;

(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of such Person’s Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to such Person except, in the case referred to in this clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(e)    After giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party set forth in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement; and

(f)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

    5.    Counterparts/Telecopy/Electronic Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or .pdf shall be effective as an original. The words “execute,” “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.    Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby
2

Exhibit 10.2
ratified and confirmed. This Amendment shall be considered a Loan Document from and after the date hereof. The Loan Parties intend for the amendments to the Loan Documents set forth herein to evidence an amendment to the terms of the existing indebtedness of the Loan Parties to the Administrative Agent and the Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

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3

Exhibit 10.2
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:            PHILLIPS EDISON GROCERY CENTER OPERATING
    PARTNERSHIP I, L.P.,
a Delaware limited partnership

By:    Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
its general partner

By:    /s/ John. P. Caulfield
Name:    John P. Caulfield
Title:    Chief Financial Officer

PARENT ENTITY:        PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation

By:    /s/ John. P. Caulfield
Name:    John P. Caulfield
Title:    Chief Financial Officer
4

Exhibit 10.2
ADMINISTRATIVE
AGENT:            CAPITAL ONE, NATIONAL ASSOCIATION

By:    /s/ Jessica W. Phillips
Name:    Jessica W. Phillips
Title:    Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
5

Exhibit 10.2
LENDERS:            CAPITAL ONE, NATIONAL ASSOCIATION,
                as a Lender

By:    /s/ Jessica W. Phillips
Name:    Jessica W. Phillips
Title:    Authorized Signatory

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender

By:    /s/ Christian Berry
Name:    Christian Berry
Title:    Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Curt M. Steiner
Name:    Curt M. Steiner
Title:    Senior Vice President

REGIONS BANK,
as a Lender

By:    /s/ William Chalmers
Name:    William Chalmers
Title:    Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Mitchell Vega
Name:    Mitchell Vega
Title:    Senior Vice President

FIRST HORIZON BANK,
as a Lender

By:    /s/ Tyrus J. Treadwell
Name:    Tyrus J. Treadwell
Title:    Vice President

FIRST MERCHANTS BANK

By:    /s/ Tanner Troxell
Name:    Tanner Troxell
Title:    Vice President

6

Exhibit 10.2
MIZUHO BANK, LTD.,
as a Lender

By:    /s/ Donna Demagistris
Name:    Donna DeMagistris
Title:    Authorized Signatory

7

Exhibit 10.2
Exhibit A

See Attached

8

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

CREDIT AGREEMENT

Dated as of September 25, 2017

among

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.
as the Borrower,

PHILLIPS EDISON & COMPANY, INC.
(f/k/a PHILLIPS EDISON GROCERY CENTER REIT I, INC.)
as the Parent Entity

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent,

FIFTH THIRD BANK,
REGIONS BANK
and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agents

and

THE OTHER LENDERS PARTY HERETO

CAPITAL ONE, NATIONAL ASSOCIATION,
FIFTH THIRD BANK,
REGIONS CAPITAL MARKETS, a division of Regions Bank,
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	36
1.03	Accounting Terms	37
1.04	Rounding	38
1.05	Times of Day; Rates	38
1.06	LIBOR Notification	38
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		38
2.01	Commitments	38
2.02	Borrowings, Conversions and Continuations of Loans	38
2.03	[Reserved]	40
2.04	[Reserved]	40
2.05	Voluntary Prepayments	40
2.06	[Reserved]	41
2.07	Repayment of Loans	41
2.08	Interest	41
2.09	Fees	42
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	42
2.11	Evidence of Debt	42
2.12	Payments Generally; Administrative Agent’s Clawback	43
2.13	Sharing of Payments by Lenders	44
2.14	[Reserved]	45
2.15	Defaulting Lenders	45
2.16	Increase in Commitments	46
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		47
3.01	Taxes	47
3.02	Illegality	52
3.03	Benchmark Replacement Setting	52
3.04	Increased Costs	54
3.05	Compensation for Losses	55
3.06	Mitigation Obligations; Replacement of Lenders	56
3.07	Survival	56
ARTICLE IV GUARANTY		56
4.01	The Guaranty	57
4.02	Obligations Unconditional	57
4.03	Reinstatement	58
4.04	Certain Additional Waivers	58
4.05	Remedies	58
4.06	Rights of Contribution	59
i

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

4.07	Guarantee of Payment; Continuing Guarantee	59
4.08	Keepwell	59
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		59
5.01	Conditions of Initial Credit Extension	59
5.02	Conditions to all Credit Extensions	61
ARTICLE VI REPRESENTATIONS AND WARRANTIES		61
6.01	Existence, Qualification and Power	62
6.02	Authorization; No Contravention	62
6.03	Governmental Authorization; Other Consents	62
6.04	Binding Effect	62
6.05	Financial Statements; No Material Adverse Effect	62
6.06	Litigation	63
6.07	[Reserved]	63
6.08	Ownership of Property; Liens	63
6.09	Environmental Compliance	63
6.10	Insurance	63
6.11	Taxes	63
6.12	ERISA Compliance	64
6.13	[Reserved]	64
6.14	Margin Regulations; Investment Company Act	65
6.15	Disclosure	65
6.16	Compliance with Laws	65
6.17	Intellectual Property; Licenses, Etc	65
6.18	Solvency	66
6.19	Sanctions	66
6.20	REIT Status	66
6.21	Anti-Money Laundering Laws	66
6.22	Anti-Corruption Laws	66
6.23	Affected Financial Institution	66
6.24	Covered Entities	66
ARTICLE VII AFFIRMATIVE COVENANTS		66
7.01	Financial Statements	67
7.02	Certificates; Other Information	67
7.03	Notices	69
7.04	Payment of Obligations	69
7.05	Preservation of Existence, Etc	69
7.06	Maintenance of Properties	70
7.07	Maintenance of Insurance	70
7.08	Compliance with Laws	70
7.09	Books and Records	70
7.10	Inspection Rights	70

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

7.11	Use of Proceeds	70
7.12	ERISA Compliance	71
7.13	Addition of Subsidiary Guarantors	71
ARTICLE VIII NEGATIVE COVENANTS		71
8.01	Liens	71
8.02	Investments	71
8.03	Indebtedness	72
8.04	Fundamental Changes	72
8.05	Dispositions	72
8.06	Restricted Payments	72
8.07	Change in Nature of Business	73
8.08	Transactions with Affiliates	73
8.09	Burdensome Agreements	73
8.10	Use of Proceeds	74
8.11	Financial Covenants	74
8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	74
8.13	Sanctions	75
8.14	Anti-Corruption Laws	75
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		75
9.01	Events of Default	75
9.02	Remedies Upon Event of Default	77
9.03	Application of Funds	78
ARTICLE X ADMINISTRATIVE AGENT		79
10.01	Appointment and Authority	79
10.02	Rights as a Lender	79
10.03	Exculpatory Provisions	79
10.04	Reliance by Administrative Agent	80
10.05	Delegation of Duties	80
10.06	Resignation of Administrative Agent	81
10.07	Non-Reliance on Administrative Agent and Other Lenders	82
10.08	No Other Duties; Etc	82
10.09	Administrative Agent May File Proofs of Claim	82
10.10	Guaranty Matters	83
10.11	Treasury Management Agreements and Swap Contracts	83
10.12	ERISA Matters	83
10.13	Erroneous Payments	84
ARTICLE XI MISCELLANEOUS		85
11.01	Amendments, Etc	85
11.02	Notices and Other Communications; Facsimile Copies	88
11.03	No Waiver; Cumulative Remedies; Enforcement	89

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

11.04	Expenses; Indemnity; and Damage Waiver	90
11.05	Payments Set Aside	92
11.06	Successors and Assigns	92
11.07	Treatment of Certain Information; Confidentiality	96
11.08	Set-off	97
11.09	Interest Rate Limitation	97
11.10	Counterparts; Integration; Effectiveness	97
11.11	Survival of Representations and Warranties	98
11.12	Severability	98
11.13	Replacement of Lenders	98
11.14	Governing Law; Jurisdiction; Etc	99
11.15	Waiver of Right to Trial by Jury	100
11.16	Electronic Execution of Assignments and Certain Other Documents	100
11.17	USA PATRIOT Act	101
11.18	No Advisory or Fiduciary Relationship	101
11.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	101
11.20	Promotional Material	102
11.21	Acknowledgement Regarding any QFCs	102

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
SCHEDULES

2.01	Commitments and Applicable Percentages
6.08	Property
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
E	Form of Compliance Certificate
F-2	Form of Term Loan A-1 Note
G	Form of Joinder Agreement
H	Form of Assignment and Assumption
I	Forms of U.S. Tax Compliance Certificates

v

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 25, 2017 among PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership (the “Borrower”), PHILLIPS EDISON & COMPANY, INC (f/k/a PHILLIPS EDISON GROCERY CENTER REIT I, INC.) (or its successors as permitted hereunder), the other Guarantors (defined herein), the Lenders (defined herein) and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower has requested that the Lenders provide a term loan credit facility in an initial aggregate principal amount of $200,000,000 for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lenders” has the meaning specified in Section 11.01.

“Adjusted EBITDA” means (i) Consolidated EBITDA for the most recently ended period of four fiscal quarters minus (ii) the aggregate Annual Capital Expenditure Adjustment.

“Administrative Agent” means Capital One in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Annual Capital Expenditure Adjustment” means, for any retail Property, an amount equal to the product of (a) $0.15 multiplied by (b) the aggregate net rentable area (determined on a square feet basis) of all such Properties.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Anti-Money Laundering Laws” has the meaning set forth in Section 6.21.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s portion of the outstanding Term Loan A-1, the percentage of the outstanding principal amount of the Term Loan A-1 held by such Lender at such time and (b) with respect to such Lender’s portion of the outstanding amount of any Incremental Term Loan, the percentage of the outstanding principal amount of such Incremental Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender in respect of the Term Loan A-1 is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means:

(a)    subject to clause (b) below, the applicable rate per annum set forth in the table below opposite the Leverage Ratio, as determined as of the last day of the immediately preceding fiscal quarter.

Pricing Level	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans/ LIBOR Daily Floating Rate Loans	Applicable Rate for Base Rate Loans
1	≤ 40%	1.20%	0.20%
2	> 40% - ≤ 45%	1.25%	0.25%
3	> 45% - ≤ 50%	1.35%	0.35%
4	> 50% - ≤ 55%	1.50%	0.50%
5	> 55% - ≤ 60%	1.70%	0.70%
6	> 60%	1.90%	0.90%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 7.02(a), then, upon the request of the Required Lenders, Pricing Tier 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate; and provided further, that the Applicable Rate for any Incremental Term Loan shall be set forth in the relevant Incremental Term Loan Agreement. The Applicable Rate in effect from the Closing Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) for the fiscal quarter ending September 30, 2017 shall be determined based on Pricing Level 3. Notwithstanding anything to the contrary contained in this clause (a), the determination of the Applicable Rate under this clause (a) for any period shall be subject to the provisions of Section 2.10(b), unless written notice is received pursuant to clause (b) below.

(b)    If the Parent Entity obtains an Investment Grade Rating, the Borrower may, upon written notice to the Administrative Agent, make an irrevocable one time written election to exclusively use the below table based on the Debt Rating of the Parent Entity (setting forth the date for such election to be effective, which shall be the date of election), and thereafter the Applicable Rate shall be determined based on the applicable rate per annum set forth in the below table notwithstanding any failure of the Parent Entity to maintain an Investment Grade Rating or any failure of Parent Entity to maintain a Debt Rating.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

Pricing Level	Debt Rating of Parent Entity	Applicable Rate for Eurodollar Rate Loans/LIBOR Daily Floating Rate Loans	Applicable Rate for Base Rate Loans
1	> A-/ A-/A3	0.85%	0.00%
2	< A- / A-/ A3 > BBB+ / BBB+ / Baa1	0.90%	0.00%
3	< BBB+/ BBB+ /Baa1 > BBB / BBB / Baa2	1.00%	0.00%
4	< BBB/ BBB/ Baa2 > BBB- / BBB- / Baa3	1.25%	0.25%
5	< BBB- / BBB- / Baa3 or unrated	1.65%	0.65%

Each change in the Applicable Rate resulting from a change in the Debt Rating of the Parent Entity shall be effective for the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the above, after making the one time election described herein, (i) if at any time there are two ratings and there is a split in such Debt Ratings of the Parent Entity, and the Debt Ratings differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (ii) if there are two ratings and there is a split in Debt Ratings of the Parent Entity of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (iii) if the Parent Entity has only one Debt Rating, such Debt Rating shall apply; provided, that, if the only Debt Rating is from Fitch, pricing shall be set at Pricing Level 5; (iv) if there are three ratings, but two ratings are at the same level, then the Pricing Level for those two Debt Ratings shall apply; (v) if there are three ratings and each rating is at a different level, the Pricing Level for the middle Debt Rating shall apply; and (vi) if S&P, Moody’s and Fitch discontinue their ratings of the REIT industry generally or the Parent Entity specifically (so long as the reason for such discontinuance is not the Parent Entity’s non-payment for the services of S&P, Moody’s and Fitch), (A) for the period from such discontinuance until the earlier of (x) ninety days after such discontinuance and (y) the date the Parent Entity receives a rating from another substitute rating agency reasonably acceptable to the Administrative Agent, the Pricing Level in effect immediately prior to such discontinuance shall apply, (B) if no such substitute rating agency reasonably acceptable to the Administrative Agent has been identified and accepted by the Administrative Agent within 90 days of such discontinuance, Pricing Level 5 under this subsection (b) shall apply and (C) if the Parent Entity receives a substitute rating from a rating agency reasonably acceptable to the Administrative Agent, the above pricing grid will be adjusted upon the receipt of such new rating from such new rating agency in a manner that the Pricing Levels based on such new rating most closely correspond to the above ratings levels.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Capital One, Fifth Third Bank, Regions Capital Markets and U.S. Bank, National Association.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligations of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease Obligations.

“Audited Financial Statements” means the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Consolidated Group, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(e) or (b) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for the LIBOR Daily Floating Rate is one month.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Balance Sheet Cash” means all unrestricted cash and Cash Equivalents set forth on the balance sheet of the Consolidated Group, as determined in accordance with GAAP.

“Base Rate” means for any day a rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Capital One as its “prime rate” and (c) the Eurodollar Rate for a one month Interest Period plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Capital One based upon various factors including Capital One’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
in the “prime rate” announced by Capital One shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that in the event there are oustanding Swap Obligations, the Benchmark Replacement alternative set forth in clause (1) below shall not apply to the Facility and the alternative set forth below in clause (2) shall be the first alternative:

(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the benchmark rate that is used in lieu of a USD LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment*
One-Month	0.11448% (11.448 basis points)
Three-Months	0.26161% (26.161 basis points
Six-Months	0.42826% (42.826 basis points
* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf

(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3)    in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrower pursuant to this Section titled “Benchmark Replacement Setting”, which date shall be at least thirty (30) days from the date of the Term SOFR Notice; or

(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BofA Agreement” means that certain Amended and Restated Credit Agreement dated as of November 16, 2018 among the Borrower, the Parent Entity, the other guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent, as such agreement is amended, modified, restated or replaced from time to time.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Term Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capitalization Rate” means six and one half percent (6.50%).

“Capital One” means Capital One, National Association and its successors.

“Capital One Fee Letter” means that certain fee letter between the Borrower and Capital One dated as of the Closing Date.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Capitalized Lease Obligation” means the monetary obligation of a Person under any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following events:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Key Principals, their respective immediate family members, Affiliates, or trusts or entities for the benefit of, or directly or indirectly controlled by, the Key Principals or their respective immediate family members and any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% of the Equity Interests of the Parent Entity entitled to vote for members of the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
board of directors or equivalent governing body of the Parent Entity on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Entity cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (including, without limitation, each replacement for any such members resulting from (1) the death or incapacity of any such member and/or (2) the resignation or removal of any such member or any such member’s refusal to stand or failure to be nominated for re-election to the board or other equivalent governing body);

(c)    the Parent Entity (i) ceases to own, directly or indirectly, a majority of the Voting Stock and economic and beneficial interests of the Borrower, or (ii) ceases to be the sole owner of the General Partner; or

(d)    the General Partner ceases to be the sole general partner of the Borrower.

“Closing Date” means the date of this Agreement.

“Closing Date Material Adverse Effect” means any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Consolidated Group, taken as a whole, (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower and the Guarantors taken as a whole to perform their obligations under any Loan Document, and (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or a Guarantor of any Loan Document to which it is a party.

“Commitment” means, as to each Lender, the Term Loan A-1 Commitment of such Lender and any commitment of such Lender to make an Incremental Term Loan, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for the Consolidated Group, without duplication, the sum of (a) Net Income of the Consolidated Group, in each case, excluding (i) any non-recurring, extraordinary and unusual charges, expenses, impairment, gains and losses for such period (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of Indebtedness, tender offer, lease termination, business combination, acquisition, exchange listing or delisting, disposition, recapitalization or similar transaction including, without limitation, pursuant to any Permitted Reorganization (regardless

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
of whether such transaction is completed), (ii) any income or gain and any loss in each case resulting from early extinguishment of Indebtedness, (iii) any net income or gain or any loss resulting from a swap or other derivative contract (including by virtue of a termination thereof), and (iv) non-cash expenses or charges, plus (b) an amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense, (ii) income taxes, (iii) depreciation and amortization, (iv) adjustments as a result of the straight lining of rents, (v) amortization of above and below market lease adjustments and market debt adjustments, (vi) amortization of tenant allowance, (vii) amortization of deferred financing costs, in each case of (i) through (vii) above, as determined in accordance with GAAP and (viii) any unused or facility fee paid by the Borrower pursuant to the PNC Agreement and any other customary unused and facility fees paid by the Borrower with respect to borrowed money Indebtedness, plus (c) the Consolidated Group Pro Rata Share of the above attributable to interests in Unconsolidated Affiliates.

“Consolidated Group” means the Loan Parties and their consolidated subsidiaries, as determined in accordance with GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate determined by calculating the greater of (a) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Unconsolidated Affiliate held by the Consolidated Group in the aggregate and (b) the percentage of the total book value of such Unconsolidated Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Unconsolidated Affiliate, after repayment in full of all Indebtedness of such Unconsolidated Affiliate; provided, that to the extent a given calculation includes liabilities, obligations or Indebtedness of any Unconsolidated Affiliate and the Consolidated Group, in the aggregate, is or would be liable for a portion of such liabilities, obligations or Indebtedness in a percentage in excess of that calculated pursuant to clauses (a) and (b) above, the “Consolidated Group Pro Rata Share” with respect to such liabilities, obligations or Indebtedness shall be equal to the percentage of such liabilities, obligations or Indebtedness for which the Consolidated Group is or would be liable.

“Construction in Progress” means, as of any date, any Property then under development; provided that a Property shall no longer be included in Construction in Progress and shall be deemed to be a stabilized project upon the earlier of (a) the date on which the first rental payment for such Property is received and (b) the last day of the fiscal quarter in which the annualized Net Operating Income attributable to such Property divided by the Capitalization Rate exceeds the undepreciated book value of such Property.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Approach” has the meaning described in the GHG Protocol Corporate Reporting and Accounting Standard.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” means a Borrowing.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch of a Person’s non‑credit‑enhanced, senior unsecured long‑term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means (a) the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act or (b) the statutory division of any limited liability company organized under the laws of any other jurisdiction into two or more limited liability companies pursuant to the applicable provisions of such jurisdiction’s limited liability company laws.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividend Payout Ratio” means, for any four fiscal quarter period, the ratio of (a) an amount equal to one hundred percent (100%) of all dividends or other distributions paid, direct or indirect, on account of any Equity Interests of the Parent Entity (except (x) for dividends or other distributions payable solely in shares of that class of Equity Interest to the holders of that class and (y) in connection with any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity) during such four fiscal quarter period, to (b) Funds From Operations of the Consolidated Group for such four fiscal quarter period.

“Dividend Reinvestment Proceeds” means all dividends or other distributions, direct or indirect, on account of any shares of any Equity Interests of the Parent Entity which any holder(s) of such Equity Interests direct to be used, concurrently with the making of such dividend or distribution, for the purpose of purchasing for the account of such holder(s) additional Equity Interests in the Consolidated Group.

“Dollar” and “$” mean lawful money of the United States.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:
(a)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or (to the extent any such liability is recourse to a Loan Party) any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law with respect to any project, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials on any project, (c) exposure of any project to any Hazardous Materials, (d) the release of any Hazardous Materials originating from any project into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 10.13(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 10.13(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest period (“LIBOR”) as published on the Bloomberg Screen LIBOR01 Page at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (provided, that if such rate does not appear on the Bloomberg Screen LIBOR01 Page, the rate will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate, if available, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time);
(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that date;
(b)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Event of Default” has the meaning specified in Section 9.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereof and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Amendments” has the meaning specified in Section 11.01.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Capital One on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“FFO Percentage” means 95%.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

“First Amendment Effective Date” means November 16, 2018.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

“Fixed Charge Coverage Ratio” means, for any four fiscal quarter period, the ratio of (a) Adjusted EBITDA for such four fiscal quarter period to (b) Fixed Charges for such four fiscal quarter period.

“Fixed Charges” means, for the Consolidated Group, without duplication, the sum of (a) Interest Expense, plus (b) scheduled principal payments, exclusive of balloon payments, plus (c) dividends and distributions on preferred stock, if any, plus (d) the Consolidated Group Pro Rata Share of the above attributable to interests in Unconsolidated Affiliates, all for the most recently ended period of four fiscal quarters.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds from Operations” means, with respect to any Person for any period, an amount equal to (a) the Net Income of such Person for such period, computed in accordance with GAAP, excluding gains and losses from sales of depreciated property other than out lot sales, non-cash impairment charges, gains and losses from extinguishment of debt, amortization of above and below market lease adjustments and market debt adjustments, amortization of tenant allowances, amortization of deferred financing costs, other non-cash charges, and gains or losses to the extent non-cash from Swap Contracts, plus (b) depreciation and amortization and non-cash amortization of transaction expenses arising from the creation of new investment funds, and after adjustments for unconsolidated partnerships and joint ventures; provided, that (x) adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis, (y) Funds from Operations shall be reported in accordance with the NAREIT policies unless otherwise agreed to above in this definition and (z) costs and fees incurred by the Consolidated Group in connection with the acquisition or disposition of real property assets and transaction costs incurred by the Consolidated Group in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, tender offer, lease termination, business combination, acquisition, exchange listing or delisting, disposition, recapitalization or similar transaction including, without limitation, pursuant to any Permitted Reorganization (regardless of whether such transaction is completed), in each case, shall be excluded from the calculation of Funds from Operations.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“General Partner” means Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company, or any successor general partner of the Borrower approved by the Administrative Agent in accordance with this Agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that any customary non-recourse carve-out guarantee shall not be deemed a Guarantee hereunder, except, if and to the extent that the guarantor thereunder has acknowledged such liability or it has been determined, by a court of competent jurisdiction to be liable for a claim thereunder for which such guarantor is not otherwise indemnified by any third party which has the financial ability to perform with respect to such indemnity and is not disavowing its obligations thereunder or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) the Parent Entity, (b) any Subsidiary that is required to be a Guarantor pursuant to Section 7.13, (c) with respect to (i) Obligations under any Swap Contract between any Loan Party and a Lender or Affiliate of a Lender, (ii) Obligations under any Treasury Management Agreement between any Loan Party and a Lender or Affiliate of a Lender and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower and (d) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

“Impacted Loans” has the meaning specified in Section 3.03.

“Incremental Term Loan” has the meaning specified in Section 2.16(a).

“Incremental Term Loan Agreement” has the meaning specified in Section 2.16(e).

“Indebtedness” means, for the Consolidated Group, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments.

(b)    all direct or contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations.

(c)    net obligations under any Swap Contract.

(d)    all obligations to pay the deferred purchase price of property or services.

(e)    Capitalized Lease Obligations and Synthetic Lease Obligations.

(f)    all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends.

(g)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness has been assumed by the grantor of the Lien or is limited in recourse.

(h)    all Guarantees in respect of any of the foregoing.

For all purposes hereof, Indebtedness shall include the Consolidated Group Pro Rata Share of the foregoing items and components attributable to Indebtedness of Unconsolidated Affiliates. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Expense” means, without duplication, total interest expense of the Consolidated Group determined in accordance with GAAP; provided that (a) amortization of deferred financing costs shall be

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
excluded, to the extent included in accordance with GAAP and (b) for the avoidance of doubt capitalized interest and interest expense attributable to the Consolidated Group Pro Rata Share in Unconsolidated Affiliates shall be included.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or LIBOR Daily Floating Rate Loan, the first Business Day of each calendar month and the applicable Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period with respect to any Loan shall extend beyond the applicable Maturity Date.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Consolidated Group for the fiscal quarter ended June 30, 2017, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment Grade Rating” means a senior unsecured debt rating of the Parent Entity of BBB- or better from Standard & Poor’s or Fitch or Baa3 or better from Moody’s.

“IP Rights” has the meaning specified in Section 6.17.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered by a Subsidiary in accordance with the provisions of Section 7.13.

“Key Agreement” means that certain Credit Agreement, dated as of October 4, 2017, (as amended, modified, or restated from time to time) among the Borrower, the Parent Entity, any other

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
guarantors party thereto, the lenders party thereto and KeyBank National Association, as administrative agent.

“Key Principals” means each of Jeffrey S. Edison and Devin I. Murphy.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Leverage Ratio” means, with respect to the Consolidated Group as of any date of calculation, (a) Total Indebtedness as of such date minus the amount of Balance Sheet Cash as of such date in excess of $25,000,000 to the extent there is an equivalent amount of Total Indebtedness that matures within twenty-four (24) months from such date of calculation divided by (b) Total Asset Value as of such date minus the amount of Balance Sheet Cash deducted in subsection (a) of this definition.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“LIBOR Daily Floating Rate” means for any day, a fluctuating rate of interest per annum equal to LIBOR, as published on the Bloomberg Screen LIBOR01 Page, at approximately 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one (1) month commencing that day; provided, that (i) if such rate does not appear on the Bloomberg Screen LIBOR01 Page, the rate will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate, if available, or such other comparable or successor rate and (ii) if the LIBOR Daily Floating Rate shall be less than zero, such rate will be deemed to be zero for purposes of this Agreement.

“LIBOR Daily Floating Rate Loan” means a Loan that bears interest based on the LIBOR Daily Floating Rate.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including (a) any conditional sale or other title retention agreement, (b) any easement, right of way or other encumbrance on title to real Property that materially affects the value of such real Property, and (c) any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan A-1 or an Incremental Term Loan, as applicable.

“Loan Amendment” has the meaning specified in Section 11.01.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Joinder Agreement, the Capital One Fee Letter and any Incremental Term Loan Agreement.

“Loan Modification Offer” has the meaning specified in Section 11.01.

“Loan Notice” means a notice of (a) a Borrowing of Term Loans, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Party” means the Borrower or any Guarantor and “Loan Parties” means, collectively, the Borrower and the Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Major Tenant” means a tenant of a Loan Party under a lease of Property which entitles it to occupy 15,000 square feet or more of the net rentable area of such Property.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Acquisition” means a simultaneous acquisition of assets with a purchase price of 5% or more of Total Asset Value.

“Material Adverse Effect” means any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have (a) a material adverse change in, or a material adverse effect on, the business, properties, liabilities or financial condition of the Consolidated Group, taken as a whole, (B) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower and the Guarantors taken as a whole to perform their obligations under any Loan Document, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or a Guarantor of any Loan Document to which it is a party.

“Maturity Date” means (a) the Term Loan A-1 Maturity Date and (b) with respect to an outstanding Incremental Term Loan, the maturity date provided in the applicable Incremental Term Loan Agreement.

“Mezzanine Debt Investments” means any mezzanine or subordinated mortgage loans made (or acquired) by a member of the Consolidated Group to entities that own commercial real estate or to the members, partners or stockholders of such entities, which real estate has a value in excess of the sum of (a) (i) if such mezzanine or subordinated mortgage loans were originated by a third party and acquired by such member of the Consolidated Group, the purchase price of such indebtedness with respect to any such indebtedness or (ii) if such mezzanine or subordinated mortgage loans were originated by such member of the Consolidated Group, the amount of such indebtedness plus (b) any senior indebtedness encumbering such commercial real estate, in each case to the extent such mezzanine or subordinated mortgage loans have been designated by the Borrower as a “Mezzanine Debt Investment” in its most recent compliance certificate; provided, however, that (i) any such indebtedness owed by an Unconsolidated Affiliate shall be reduced by the Consolidated Group Pro Rata Share of such indebtedness, and (ii) any such indebtedness owed by a non-wholly owned member of the Consolidated Group shall be reduced by the Consolidated Group Pro Rata Share of such indebtedness.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Mortgage Receivables” means any investment securities that represent an interest in, or are secured by, one or more pools of commercial mortgage loans or synthetic mortgages.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” shall mean with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Income” means the net income (or loss) of the Consolidated Group for the subject period; provided, however that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of the Parent Entity during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Parent Entity’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, (c) any income (or loss) from an Unconsolidated Affiliate of the Parent Entity in an amount equal to the aggregate amount of cash actually distributed by such Unconsolidated Affiliate during such period to the Parent Entity or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of the Parent Entity, such Subsidiary is not precluded from further distributing such amount to the Parent Entity as described in clause (b) of this proviso), and (d) any rental income received from leases to Major Tenants in any bankruptcy proceedings, to the extent the relevant leases have been rejected pursuant to such bankruptcy proceedings during the subject period.

“Net Operating Income” means for any Property, for any period, an amount equal to (a) the aggregate gross revenues from the operations of such Property during such period from tenants paying rent (exclusive of any rental income from any leases to Major Tenants in any bankruptcy proceedings, to the extent the relevant leases have been rejected pursuant to such bankruptcy proceedings during the subject period and exclusive of above and below market lease adjustments and amortization of tenant allowance in accordance with GAAP) minus (b) the sum of all expenses and other charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes and insurance and Property Management Fees, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP.

“New Lenders” has the meaning set forth in Section 2.16(c).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Debt” means Indebtedness of any member of the Consolidated Group in which the liability of the applicable obligor is limited to such obligor’s interest in specified assets securing such Indebtedness, subject to customary nonrecourse carve-outs, including, without limitation, exclusions for claims that are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct to the extent no claim of liability has been made pursuant to any such carve-outs.

“Non-Stabilized Property” means, for any Property, (a) a Property designated in writing by the Borrower as a Non-Stabilized Property which has not previously been designated as such and (b) the occupancy rate for such designated Property is below 80% at the time of such designation; provided, that, once designated as a Non-Stabilized Property, such Property shall cease to be a Non-Stabilized Property upon the earlier of (i) Borrower’s request or (ii) eight fiscal quarters following the designation of such Property as a Non-Stabilized Property.

“Note” or “Notes” means the Term Notes, individually or collectively, as appropriate.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract and any Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Borrower to the Administrative Agent , or (ii) notice by the Administrative Agent to the Borrower, that, at the determination of the Borrower or the Administrative Agent, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate, and (y) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders (for the avoidance of doubt, a joint election by the Administrative Agent and the Borrower will be required in the event there are outstanding Swap Obligations).

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“PACE Financings” means (a) any “Property‑Assessed Clean Energy” loan or financing or (b) any other indebtedness, without regard to the name given thereto, which is (i) incurred for improvements to a Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi‑year assessments against such Property.

“Parent Entity” means Phillips Edison & Company, Inc. or such other entity following any reorganization permitted by Section 8.04.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning set forth in Section 11.17.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Liens” means the following:
(a)    Liens pursuant to any Loan Document;

(b)    Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto for its current use or materially interfere with the use thereof by the Loan Parties;

(g)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(h)    leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

(i)    any interest of title of a lessor under, and Liens arising from UCC financing statements relating to, leases permitted by this Agreement;
(j)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(k)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(l)    Liens of sellers of goods to a Loan Party and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(m)    Liens securing PACE Financings in an amount not to exceed (a) $1,000,000 in any one year and (b) $2,500,000, in the aggregate, during the term of this Agreement; and

(n)    Liens, if any, in favor of an L/C Issuer on Cash Collateral (as defined in the PNC Agreement) pursuant to Section 2.14(a) of the PNC Agreement.

“Permitted Reorganization” means any or all of the following: (a) the corporate reorganization of the Consolidated Group and any related mergers with respect thereto (including, without limitation, any merger, purchase, contribution or assumption of assets and/or liabilities or other similar transaction with any Affiliate), (b) the internalization (in whole or in part, whether by merger, purchase, contribution or assumption of assets and/or liabilities or other similar transaction) of the existing external manager of the Parent Entity and the Borrower, (c) the initial public offering of the Parent Entity and/or the listing of the Parent Entity on a recognized US stock exchange, including the NASDAQ, and (d) the issuance of additional Equity Interests of the Borrower and/or the conversion of Equity Interests of the Borrower into Equity Interests of the Parent Entity; provided that after giving effect to any Permitted Reorganization (i) the Parent Entity shall remain a Guarantor, (ii) the Parent Entity shall continue to own, directly or indirectly, a majority of the Voting Stock and economic and beneficial interests of the Borrower, (iii)

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership, shall remain as the Borrower, and (iv) the Borrower shall deliver to the Administrative Agent, (x) a written certificate reasonably satisfactory to the Administrative Agent showing, in reasonable detail, that the Consolidated Group will be in pro forma compliance with the financial covenants in Section 8.11 after giving effect to any Permitted Reorganization and (y) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any such Plan to which the Borrower is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“PNC Agreement” means that certain Credit Agreement dated as of July 2, 2021 among the Borrower, the Parent Entity, the other guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent, as such agreement is amended, modified, restated or replaced from time to time.

“Property” means any real estate asset directly owned by any member of the Consolidated Group, any of its Subsidiaries or any Unconsolidated Affiliate.

“Property Management Fees” means, with respect to each Property for any period 3% of the aggregate base rent and percentage rent due and payable under leases with tenants at such Property.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Fees” means, to the extent earned on a current basis (i.e. expected to be paid or settled in 30 days but excluding any payments made with Equity Interests) and are not deferred (except as set forth in (vii) below) by (a) the Borrower, (b) a wholly-owned Subsidiary of the Borrower or (c) a majority owned Subsidiary of the Borrower in which the Borrower, directly or indirectly, has the sole discretion to distribute any Qualified Fees at such Subsidiary to the Borrower (for clarification purposes, with respect to any non-wholly owned Subsidiary, only the pro rata portion of those fees that can be distributed to the Borrower shall constitute Qualified Fees for the purposes hereunder), all amounts consisting of the following: (i) property management fees, (ii) asset management fees, (iii) leasing commissions, (iv) tenant improvement oversight fees, (v) property acquisition fees, (vi) property financing fees and (vii) deferred asset management fees; provided that if the Qualified Fees attributable to the fees incurred with respect to clauses (v), (vi) and (vii) above accounts for more than 40% of the aggregate Qualified Fees, the amount of such property acquisition fees, property financing fees and deferred asset management fees that exceed such limit shall be deducted from Qualified Fees. With respect to a transaction that constitutes the acquisition of any Person or any management contracts, for the purpose of calculating Total Asset Value

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
and Unencumbered Asset Value for the quarter during which the acquisition occurs and each of the next three full fiscal quarter periods subsequent to such acquisition, the Qualified Fees with respect to the acquired Person or management contracts, if any, shall be determined as follows: (1) for the quarter in which such acquisition occurs, the Qualified Fees for the last full quarter period prior to such acquisition multiplied by four, (2) for the first full quarter period subsequent to such acquisition, the actual Qualified Fees for such quarter multiplied by four, (3) for the first two full quarter period subsequent to such acquisition, the actual Qualified Fees for such two quarter period multiplied by two and (4) for the first three full quarter period subsequent to such acquisition, the actual Qualified Fees for such three quarter period multiplied by 4/3.

“Recipient” means the Administrative Agent or any Lender.

“Recourse Debt” means any Indebtedness (other than Non-Recourse Debt) of any member of the Consolidated Group for which such Person has personal liability; provided that any customary non-recourse carve-outs with respect to such Indebtedness shall not be deemed Recourse Debt hereunder, except, if and to the extent that the obligor thereunder has acknowledged such liability or it has been determined, by a court of competent jurisdiction to be liable for a claim thereunder for which such obligor is not otherwise indemnified by any third party which has the financial ability to perform with respect to such indemnity and is not disavowing its obligations thereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 11.06(c).

“REIT” means a “real estate investment trust” under Sections 856-860 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Term Loans, a Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Responsible Officer” means the chief executive officer, president (including co-president) vice-president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.13, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc and any successor thereto.

“Sale and Leaseback Transaction” means any arrangement pursuant to which any Loan Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any Property (a) which such Person has sold or transferred (or is to sell or transfer) to another Person which is not a Loan Party or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Person to another Person which is not a Loan Party in connection with such lease.

“Sanctions” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC) the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, for any Person, Indebtedness of such Person that is secured by a Lien; provided that (a) direct Indebtedness (as opposed to a Guarantee) that is secured solely by a Lien on Equity Interests and (b) PACE Financings, in each case, shall not be deemed to be Secured Indebtedness for the purposes of this Agreement.

“Secured Leverage Ratio” means, with respect to the Consolidated Group as of any date of calculation, (a) Total Secured Indebtedness as of such date minus the amount of Balance Sheet Cash as of such date in excess of $25,000,000 to the extent there is an equivalent amount of Total Secured Indebtedness that matures within twenty-four (24) months from the applicable date of calculation divided by (b) Total Asset Value as of such date minus the amount of Balance Sheet Cash deducted in subsection (a) of this definition.

“Shareholders’ Equity” means an amount equal to shareholders’ equity or net worth of the Consolidated Group, as determined in accordance with GAAP.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” has the meaning set forth in Section 4.08.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Entity.

“Subsidiary Guarantors” means any Subsidiary that becomes a Guarantor hereunder.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, after taking into account the effect of any legally enforceable netting agreement relating to any Swap Contract, (a) for any date on or after the date such Swap Contract

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) total equity (including, without limitation, redeemable Equity Interests) determined in accordance with GAAP, minus (b) all intangible assets determined in accordance with GAAP (except for intangible assets related to the value of acquired in-place leases), plus (c) all accumulated depreciation and amortization determined in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same tranche, the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b) or Section 2.16.

“Term Loan A-1” has the meaning specified in Section 2.01(b).

“Term Loan A-1 Commitment” has the meaning specified in the definition of Term Loan Commitment.

“Term Loan Commitment” means, as to each Lender, (a) its obligation to make its portion of the Term Loan A-1 to the Borrower on the Closing Date pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01 (the “Term Loan A-1 Commitment”) and (b) its obligation to make any portion of an Incremental Term Loan pursuant to Section 2.16. The aggregate principal amount of the Term Loan A-1 Commitments of all Lenders as in effect on the First Amendment Effective Date is $200,000,000.

“Term Loan A-1 Maturity Date” means, with respect to Term Loan A-1, September 25, 2024; provided, however, that if such date is not a Business Day, the Term Loan A-1 Maturity Date shall be the immediately preceding Business Day.

“Term Loan A-1 Note” has the meaning specified in Section 2.11.

“Term Loans” means Term Loan A-1 or any Incremental Term Loan, as the context may require.

“Term Notes” means the Term Loan A-1 Note and any note in connection with an Incremental Term Loan.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election) has previously occurred resulting in a Benchmark Replacement in accordance with Section titled “Benchmark Replacement Setting” that is not Term SOFR.

“Threshold Amount” means $50,000,000.

“Total Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the following: (a) an amount equal to (i) Net Operating Income for the most recently ended four fiscal quarters from all Properties (other than Non-Stabilized Properties) owned by the Consolidated Group for four full fiscal quarters or longer (which amount for each individual Property as well as the aggregate amount for all Properties shall not be less than zero) divided by (ii) the Capitalization Rate, plus (b) the aggregate acquisition cost of all Properties acquired by the Consolidated Group during the then most recently ended four fiscal quarter period, plus (c) the undepreciated book value of Non-Stabilized Properties; provided that, if the Total Asset Value attributable to Non-Stabilized Properties accounts for more than 15% of Total Asset Value, the amount of undepreciated book value of such Non-Stabilized Properties that exceeds such limit shall be deducted from Total Asset Value, plus (d) the product of (i) Qualified Fees solely with respect to unconsolidated joint ventures and other third-party fee income for the most recently ended four fiscal quarter period multiplied by (ii) six (6); provided that if the Total Asset Value attributable to Qualified Fees calculated pursuant to this clause (d) accounts for more than 10% of Total Asset Value, the amount of Qualified Fees calculated pursuant to this clause (d) that exceeds such limit shall be deducted from Total Asset Value, plus (e) cash from like-kind exchanges on deposit with a qualified intermediary (“1031 proceeds”), plus (f) the value of Mezzanine Debt Investments and the value of Mortgage Receivables owned by the Consolidated Group, in each case that are not more than ninety (90) days past due determined in accordance with GAAP and are not with an obligor subject to a bankruptcy or insolvency proceeding; provided that if the Total Asset Value attributable to Mezzanine Debt Investments and Mortgage Receivables accounts for more than 10% of Total Asset Value, the amount of Mezzanine Debt Investments and Mortgage Receivables that exceeds such limit shall be deducted from Total Asset Value, plus (g) the aggregate undepreciated book value of all Unimproved Land and Construction in Progress owned by the Consolidated Group, plus (h) the Consolidated Group Pro Rata Share of the foregoing items and components attributable to interests in Unconsolidated Affiliates, plus (i) Total Cash; provided that, to the extent that Total Asset Value attributable to investments in Mezzanine Debt Investments, Mortgage Receivables, 1031 proceeds, Unimproved Land, Unconsolidated Affiliates, and Construction in Progress accounts for more than 25% of Total Asset Value, in the aggregate, the amount that exceeds such limit shall be deducted from Total Asset Value.

“Total Cash” means all cash and Cash Equivalents of the Consolidated Group, including, cash and Cash Equivalents held as collateral, in escrow in a bank account by a lender, creditor or contract counterparty and from like-kind exchanges (including cash from like-kind exchanges on deposit with a qualified intermediary).

“Total Credit Exposure” means, as to any Lender at any time, the sum of the outstanding unpaid principal amount of Term Loans and any unused Term Loan Commitment of such Lender at such time.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
“Total Indebtedness” means (a) all Indebtedness of the Consolidated Group determined on a consolidated basis plus (b) the Consolidated Group Pro Rata Share of Indebtedness attributable to interests in Unconsolidated Affiliates.

“Total Secured Indebtedness” means (a) all Secured Indebtedness of the Consolidated Group determined on a consolidated basis plus (b) the Consolidated Group Pro Rata Share of Secured Indebtedness attributable to interests in Unconsolidated Affiliates.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or a LIBOR Daily Floating Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliates” means an Affiliate of the Parent Entity or any other member of the Consolidated Group whose financial statements are not required to be consolidated with the financial statements of the Parent Entity in accordance with GAAP.

“Unencumbered Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the following: (a) an amount equal to (i) Unencumbered NOI from all Unencumbered Properties (other than Non-Stabilized Properties and acquisition properties described in clause (b) below) that have been owned by the Consolidated Group for four full fiscal quarter periods or longer (which amount for each individual Unencumbered Property as well as the aggregate amount for all Unencumbered Properties shall not be less than zero) divided by (ii) the Capitalization Rate, plus (b) the aggregate acquisition cost of all Unencumbered Properties acquired during the then most recently ended four fiscal quarter period, plus (c) the undepreciated book value of Unencumbered Properties that are Non-Stabilized Properties; provided that if the Unencumbered Asset Value attributable to Non-Stabilized Properties accounts for more than 15% of Unencumbered Asset Value, the amount of undepreciated book value of such Non-Stabilized Properties that exceeds such limit shall be deducted from Unencumbered Asset Value, plus (d) cash from like-kind exchanges on deposit with a qualified intermediary (“1031 proceeds”), plus (e) the value of Mezzanine Debt Investments and Mortgage Receivables owned by the Consolidated Group that are not more than ninety (90) days past due determined in accordance with GAAP, in each case that are not subject to a Lien or Negative Pledge; provided that if the Unencumbered Asset Value attributable to Mezzanine Debt Investments and Mortgage Receivables accounts for more than 10% of Unencumbered Asset Value, the amount of Mezzanine Debt Investments and Mortgage Receivables that exceeds such limit shall be deducted from Unencumbered Asset Value, plus (f) the undepreciated book value of all Unimproved Land and Construction in Progress owned by the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Consolidated Group to the extent any such assets are not subject to a Lien or Negative Pledge, plus (g) Balance Sheet Cash; provided that, to the extent that Unencumbered Asset Value attributable to investments in Mezzanine Debt Investments, Mortgage Receivables, 1031 proceeds, Unimproved Land, and Construction in Progress account for more than 25% of Unencumbered Asset Value, in the aggregate, the amount that exceeds such limit shall be deducted from Unencumbered Asset Value. For clarification purposes, in determining whether clause (a) or clause (b) above applies, the date a Property will be deemed to have been acquired is the date it was acquired by the Consolidated Group or any prior Affiliate of the Consolidated Group.

“Unencumbered NOI” means (a) for Unencumbered Properties that have been owned for four full fiscal quarters or longer, the Net Operating Income from such Unencumbered Property asset for the four fiscal quarter period minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property, (b) for Unencumbered Properties that have been owned for at least one full fiscal quarter but less than four full fiscal quarters, the Net Operating Income from such Unencumbered Property for the most recently ended fiscal quarter, multiplied by four minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property, (c) for Unencumbered Properties that have not been owned for at least one full fiscal quarter, but owned for at least one month, the Net Operating Income from such Unencumbered Property for the most recently ended calendar month, multiplied by twelve minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property and (d) for Unencumbered Properties that have been owned for less than one month, the average daily Net Operating Income from such Unencumbered Property for the period of ownership of such Unencumbered Property, multiplied by 30, multiplied by 12 minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property; provided that (x) the Net Operating Income of a Property that is sold by a member of the Consolidated Group within the most recently ended fiscal quarter will be excluded in calculating Unencumbered NOI, (y) income from Major Tenants in bankruptcy will be excluded from the calculation to the extent the relevant leases have been rejected pursuant to such bankruptcy proceedings and (z) if the Net Operating Income related to ground leases in connection with Unencumbered Properties accounts for more than 5% of the aggregate Unencumbered NOI, the amount of Net Operating Income that exceeds such limit shall be deducted from the aggregate Unencumbered NOI.

“Unencumbered Properties” means a Property that: (a) is one hundred percent (100%) fee owned by a member of the Consolidated Group or subject to a ground lease approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided, that if such property is subject to a ground lease and the Unencumbered NOI related to such ground lease does not exceed twenty percent (20%) of the aggregate Net Operating Income of such property, such ground lease shall be deemed approved by the Administrative Agent; (b) is located in the United States; (c) is not subject to any Liens other than Permitted Liens or any Negative Pledges and the owner thereof has (i) not granted a Negative Pledge to any other creditor that would affect the Lenders’ ability to take a Lien on such property and (ii) not agreed to guarantee or otherwise become liable for any Indebtedness of another party; (d) if such Property is a single tenant Property, it is one hundred percent (100%) occupied, (e) is a shopping center retail property or such other type of property consented to by the Lenders; (f) is not subject to any material environmental, title or structural problems; (g) is not subject to any leases that are in payment or bankruptcy default, after giving effect to any notice or cure periods set forth therein; provided that, in the case of multi-tenant Properties, the qualification in this clause (g) shall be limited to leases of anchor tenants in payment or bankruptcy default; (h) is insured in accordance with the requirements under the Loan Documents and (i) is not owned by a Subsidiary that, if such Subsidiary was subject to Section 9.01(f) or (g), would cause an Event of Default under either such Section.

“Unimproved Land” means Properties which have not been developed for any type of commercial, industrial, residential or other income-generating use and are not, as of such date, under development.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

“United States” and “U.S.” mean the United States of America.

“Unsecured Indebtedness” means all Indebtedness which is not secured by a Lien; provided that (a) direct Indebtedness (as opposed to a Guarantee) that is secured solely by a Lien on Equity Interests and (b) PACE Financings, in each case, shall be deemed Unsecured Indebtedness for the purposes of this Agreement.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail‑In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825 (or any other Financial Accounting Standard or Accounting Standards Codification having a similar result or effect) to value any Indebtedness or other liabilities of the Consolidated Group or any Unconsolidated Affiliate at “fair value,” as defined therein and (ii) any change to lease accounting rules from those in effect pursuant to FASB ASC 840 and other related lease accounting guidance as in effect on the Closing Date.

(b)    Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent Entity is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.05    Rounding.

Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06    Times of Day; Rates

(a)    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(b)    Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.07    LIBOR Notification

Section 3.03 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Commitments.

(a)    [Reserved]

(b)    Term Loan A-1. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term Loan A-1”) to the Borrower in Dollars, on the Closing Date, in an aggregate amount not to exceed such Lender’s Term Loan A-1 Commitment; it being understood that the Term Loan A-1 must be drawn in one Borrowing. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. The Term Loan A-1 may be composed of Base Rate Loans, Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans, or a combination thereof, as further provided herein.

2.02    Borrowings, Conversions and Continuations of Loans.

(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower (it being understood that any Borrowing, conversion or continuation is contingent on receiving a written Loan Notice). Subject to Section 2.01(b), (x) each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, (y) each Borrowing of, conversion to or continuation of LIBOR Daily Floating Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof, and (z) each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, (ii) whether such Borrowing is a Term Loan A-1 or an Incremental Term Loan, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, and (vii) if requesting a Borrowing, a certification that such Borrowing complies with Section 2.01. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Capital One with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) the Administrative Agent by the Borrower.

(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Capital One’s prime rate used in determining the Base Rate promptly following the public announcement of such change. At any time that LIBOR Daily Floating

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in such rate promptly following any change in such published rate.

(e)    After giving effect to all Borrowings, all conversions of Term Loans A-1 from one Type to the other, and all continuations of Term Loans A-1 as the same Type, there shall not be more than three (3) Interest Periods in effect with respect to all Term Loans A-1.

2.03    [Reserved]

2.04    [Reserved]

2.05    Voluntary Prepayments.

(a)    The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay any Term Loan in whole or in part without premium or penalty (other than as set forth in clause (b) below); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans and LIBOR Daily Floating Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any such prepayment of LIBOR Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment, the tranche of Terms Loans to be prepaid and the Type(s) of Term Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the applicable Term Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)    If all or any portion of Term Loan A-1 is voluntarily prepaid prior to the first anniversary of the Closing Date, then the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid a prepayment premium equal to two percent (2%) of the amount of such principal payment. If all or any portion of Term Loan A-1 is voluntarily prepaid on any date from the first anniversary of the Closing Date to the date prior to the second anniversary of the Closing Date, then the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid a prepayment premium equal to one percent (1%) of the amount of such principal payment. The Borrower may voluntarily prepay all or any portion of Term Loan A-1 without a premium on or after the second anniversary of the Closing Date in accordance with clause (a) above.

2.06    [Reserved].

2.07    Repayment of Loans.

The Borrower shall repay to the Lenders (a) on the Term Loan A-1 Maturity Date the aggregate principal amount of Term Loan A-1 outstanding on such date and (b) any Incremental Term Loan, on the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
applicable maturity date thereof as set forth in the applicable Incremental Term Loan Agreement, together, in each case, with all accrued and unpaid interest with respect thereto.

2.08    Interest.

(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate, (ii) each LIBOR Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Rate and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise or if any Event of Default has occurred under Section 9.01(f), all outstanding Obligations hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees.

(a)    [Reserved].

(b)    The Borrower shall pay to the Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, including as set forth in the Capital One Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Consolidated Group or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.08(b) or under Article IX. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.

2.11    Evidence of Debt.

The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall, in the case of Term Loan A-1, be in the form of Exhibit C (a “Term Loan A-1 Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13    Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14    [Reserved]

2.15    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendment. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.16    Increase in Commitments.

(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request (x) an increase in Term Loan A-1 or (y) a new term loan (an “Incremental Term Loan”); provided that (i) any such request shall be in a minimum amount of $5,000,000 and in whole multiples of $5,000,000 in excess thereof, (ii) the aggregate amount of all such requested increases and Incremental Term Loans may not exceed $200,000,000 and (iii) the sum of the principal amount of all outstanding Term Loans may not exceed $400,000,000 at any one time. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within the time period specified by the Borrower pursuant to Section 2.16(a) whether or not it agrees to increase

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Term Loan A-1 or agrees to participate in an Incremental Term Loan and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Term Loan A-1 or participate in an Incremental Term Loan.

(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement (“New Lenders”) in form and substance reasonably satisfactory to the Administrative Agent.

(d)    Effective Date and Allocations. If the Term Loan A-1 is increased or an Incremental Term Loan is added in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or Incremental Term Loan. The Administrative Agent shall promptly notify the Borrower and the Lenders and the New Lenders, if any, of the final allocation of such increase or Incremental Term Loan and the Increase Effective Date.

(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects), on and as of the Increase Effective Date, except to the extent that such representations refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (2) both before and after giving effect to the increase, no Default exists and (ii) if such increase is in the form of an Incremental Term Loan, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by each applicable Lender and New Lender, the Borrower and the Administrative Agent (each such agreement, an “Incremental Term Loan Agreement”) setting forth the Applicable Rate and the maturity date for such Incremental Term Loan. The Borrower shall deliver or cause to be delivered any other customary documents (including, without limitation, customary legal opinions) as reasonably requested by the Administrative Agent in connection with any such increase in the Term Loan A-1 or the making of an Incremental Term Loan.

(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications.

(i)    Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)    Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, each Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)    any Foreign Lender (or any successor Administrative Agent that is not a U.S. Person) shall, to the extent it is legally entitled to do so, deliver to the Borrower and

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement or on which such successor Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of Internal Revenue Service Form W-8ECI,

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02    Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate or the LIBOR Daily Floating Rate, or to

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
determine or charge interest rates based upon the Eurodollar Rate or LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either, in the case of LIBOR Daily Floating Rate Loans, immediately, or, in the case of Eurodollar Rate Loans, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate or the LIBOR Daily Floating Rate for any period, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03    Benchmark Replacement Setting.

(a)    Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an interest rate hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “Benchmark Replacement Setting,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document (for the avoidance of doubt, a joint election for the Benchmark Replacement Setting by the Administrative Agent and the Borrower will be required in the event there are outstanding Swap Obligations), except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement Setting.”

(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan bearing interest based on USD LIBOR , conversion to or continuation of Loans bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(g)    Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (g) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

3.04    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes and (D) Taxes imposed as a penalty for a Lender’s failure to comply with non-U.S. legislation implementing FATCA) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05    Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a LIBOR Daily Floating Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a LIBOR Daily Floating Rate Loan on the date or in the amount notified by the Borrower; or

(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.05    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07    Survival.

All of the Borrower’s obligations under this Article III shall survive termination of any outstanding Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01    The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender party to a Swap Contract or Treasury Management Agreement with a Loan Party, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender, (i) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (ii) the Obligation of a Guarantor that are guaranteed under this Guaranty shall exclude any Excluded Swap Obligations with respect to such Guarantor.

4.02    Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Agreements with a Lender or Affiliate of a Lender, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)    any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender shall be done or omitted;

(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender, shall be waived or any other guarantee of any of the Obligations shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(d)    any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts with a Lender or Affiliate of a Lender or Treasury Management Agreements with a Lender or Affiliate of a Lender, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03    Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04    Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05    Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.

4.06    Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07    Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
4.08    Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01    Conditions of Initial Credit Extension.

This Agreement shall become effective upon and the obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent, unless otherwise waived by the Administrative Agent and the Lenders:

(a)    Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b)    Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Financial Statements. Receipt by the Administrative Agent of:

(i)    the Audited Financial Statements; and

(ii)    Interim Financial Statements.

(d)    No Closing Date Material Adverse Effect. Since June 30, 2017, no event or circumstance, either individually or in the aggregate, has occurred that has had or could reasonably be expected to have a Closing Date Material Adverse Effect.

(e)    Litigation. There shall not exist any action, suit, investigation or proceeding pending in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Closing Date Material Adverse Effect.

(f)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent:

(i)    copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)    such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
existing, in good standing and qualified to engage in business in its state of organization or formation.

(g)    Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.01(d) and (e) and 5.02(a) and (b) have been satisfied.

(h)    Compliance Certificate. Receipt by the Administrative Agent of a duly completed Compliance Certificate, as of the last day of the fiscal quarter of the Consolidated Group ended on June 30, 2017, giving pro forma effect to this Agreement and all Credit Extensions and repayments of Indebtedness on the Closing Date, signed by a Responsible Officer of the Parent Entity.

(i)    Fees. Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Closing Date.

(j)    Know Your Customer Requirements. Receipt by the Administrative Agent of, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, as well as a complete and accurate list of each Loan Party, together with (i) each such Person’s jurisdiction of organization and (ii) each such Person’s U.S. taxpayer identification number.

(k)    Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02    Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 5.02, the representations and

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01    Existence, Qualification and Power.

(a)    Each Loan Party (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

(b)    Each Loan Party (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business and (ii) is in good standing under the Laws of each jurisdiction where the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02    Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted under Section 8.01) or require any payment to be made under any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB); except in each case referred to in clause (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.03    Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.04    Binding Effect.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally.

6.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP in effect on the preparation date thereof, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, commitments and Indebtedness, in each case to the extent required under GAAP.

(b)    The Interim Financial Statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c)    The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Group as of the dates thereof and for the periods covered thereby.
(d)    Since June 30, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06    Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries which if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07    [Reserved].

6.08    Ownership of Property; Liens.

Each Loan Party has good record and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date and the date of each update of Schedule 6.08 pursuant to Section 7.02, set forth on Schedule 6.08 is a list of all real property owned by the Consolidated Group with a notation as to which such real properties are Unencumbered Properties.

6.09    Environmental Compliance.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

There are no violations of Environmental Laws and there are no outstanding claims with respect to Environmental Liabilities that, in either case, could reasonably be expected to have a Material Adverse Effect.

6.10    Insurance.

The properties of the Loan Parties are insured with financially sound and reputable insurance companies (which may include a captive insurance company that is an Affiliate of the Parent Entity), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.

6.11    Taxes.

The Loan Parties have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement. For the avoidance of doubt, agreements pursuant to which a Loan Party or any Subsidiary thereof agrees to make payments to one or more of its partners or members, or their Related Parties (a “Protected Party”), on account of any such Protected Party’s Taxes arising from the Loan Party’s or such Subsidiary’s (i) sale of property, (ii) failure to allocate debt to such Protected Party, or (iii) failure to allow such Protected Party to guarantee the debt of a Loan Party or any Subsidiary thereof, or any similar agreements, shall not be considered a tax sharing agreement.

6.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)    There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred and neither a Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither a Loan Party nor any ERISA

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither a Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)    No Loan Party is using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

6.13    [Reserved].

6.14    Margin Regulations; Investment Company Act.

(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Consolidated Group on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)    None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15    Disclosure.

(a)    To the Borrower’s knowledge, no material written report, financial statement, certificate or other information furnished (other than information of a general economic or industry specific nature concerning any Loan Party) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, in each case, in the light of the circumstances under which they were made; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from such projections and such differences may be material).

(b)    As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

6.16    Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws, including without limitation, the Patriot Act, and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

6.17    Intellectual Property; Licenses, Etc.

Except as could not reasonably be expected to have a Material Adverse Effect: (a) each Loan Party owns, or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and (c) to the knowledge of the Loan Parties, the use of any IP Rights by any Loan Party or the granting of a right or a license in respect of any IP Rights from any Loan Party does not infringe on the rights of any Person.

6.18    Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19    OFAC.

Neither a Loan Party, nor any of its Subsidiaries, nor, to the knowledge of a Loan Party, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
6.20    REIT Status.

(a)    The Parent Entity is qualified as a REIT.

(b)    The Parent Entity is in compliance in all material respects with all provisions of the Internal Revenue Code applicable to the qualification of the Parent Entity as a REIT.

6.21    Anti-Money Laundering Laws.

None of the Loan Parties (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable Law (collectively, “Anti-Money Laundering Laws”), (b) has been assessed civil penalties under any Anti-Money Laundering Laws or (c) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Loan Party has taken reasonable measures appropriate to the circumstances (in any event as required by applicable Law), to ensure that such Loan Party and its Subsidiaries each is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

6.22    Anti-Corruption Laws.

The Parent Entity and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.23    Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

6.24    Covered Entities.

No Loan Party is a Covered Entity.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Loan Parties shall and, where applicable, shall cause each Subsidiary to:

7.01    Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)    upon the earlier of the date that is one hundred twenty (120) days after the end of each fiscal year of the Consolidated Group and the date such information is filed with the SEC, a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit; and

(b)    (x) with respect to the fiscal quarters ending March 31, June 30 and September 30, not later than sixty (60) days after the end of each such fiscal quarter of the Consolidated Group and (y) with respect to each fiscal quarter ending December 31, not later than ninety (90) days after the end of each such fiscal quarter of the Consolidated Group, in each case, a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Consolidated Group’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Entity as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02    Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Section 7.01(b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Entity and (ii) an updated Schedule 6.08, if applicable.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(b)    concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements.

(c)    within 30 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2017, an annual business plan and budget of the Consolidated Group containing, among other things, pro forma financial statements for each quarter of the next fiscal year.

(d)    promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.

(e)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(f)    promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request (subject to legal privilege requirements in the ordinary course and customary written confidentiality obligations as long as such legal privilege requirements or confidentiality obligations were not invoked or incurred in contemplation of this Agreement or with a view to avoid providing information to the Administrative Agent or the Lenders).

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Entity or the Borrower posts such documents, or provides a link thereto on its website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent Entity’s or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent);

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower or its Affiliates hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Loan Parties hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Affiliates or its securities for purposes of United States federal and state securities laws (provided,

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.”

7.03    Notices.

Promptly (and in any event, within two Business Days after a Responsible Officer obtains knowledge of the same) notify the Administrative Agent of:
(a)    the occurrence of any Default.
(b)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    the occurrence of any ERISA Event.
(d)    any material change in accounting policies or financial reporting practices by a Loan Party or any Subsidiary, including any determination referred to in Section 2.10(b).
(e)    If the Parent Entity has obtained an Investment Grade Rating, any change in such Debt Rating.

Each notice pursuant to this Section 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. The Administrative Agent agrees to notify the Lenders of any notice delivered to the Administrative Agent by the Borrower pursuant to this Section 7.03.

7.04    Payment of Obligations.

Pay and discharge, as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Liens permitted under Section 8.01).

7.05    Preservation of Existence, Etc. and REIT Status.

(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)    Preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

(d)    Maintain or cause to be maintained (as applicable) the Parent Entity’s status as a REIT in compliance with all applicable provisions under the Internal Revenue Code relating to such status.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

7.06    Maintenance of Properties.

Do all things reasonably required to maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07    Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies not Affiliates of a Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, that notwithstanding the above, the Loan Parties may comply with this Section 7.07 by maintaining any such insurance with a captive insurance company that is an Affiliate of the Parent Entity.

7.08    Compliance with Laws.

Comply with the requirements of all Laws, including without limitation the Patriot Act, OFAC, Anti-Money Laundering Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09    Books and Records.

Maintain proper books of record and account, (a) in which full, true and correct entries in all material respects shall be made of all financial transactions and matters involving the assets and business of the Consolidated Group to the extent required and in conformity with GAAP and (b) in material conformity with all material requirements of any Governmental Authority having regulatory jurisdiction over the Consolidated Group.

7.10    Inspection Rights.

Permit representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (subject to legal privilege requirements in the ordinary course and customary written confidentiality obligations as long as such legal privilege requirements or confidentiality obligations were not incurred in contemplation of this Agreement or with a view to avoid providing information to the Administrative Agent or the Lenders) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower shall have the opportunity to participate in any discussions with its independent public accountants), at the expense of the Borrower (subject to the limitations below) and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Borrower; provided, however, that (a) absent the existence of an Event of Default only one such visit a year shall be at the Borrower’s expense and (b) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11    Use of Proceeds.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures, acquisitions, redevelopment, joint ventures, note purchases, Mezzanine Debt Investments and construction and (b) for other general corporate purposes; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12    ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Pension Plan.

7.13    Addition of Subsidiary Guarantors.

If any Subsidiary guaranties any borrowed money Indebtedness owed by the Borrower, the Parent Entity or any other Loan Party, the Borrower shall (a) cause such Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement in the form of Exhibit D or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) deliver to the Administrative Agent documents of the types referred to in Sections 5.01 (b), (f) and (j) for such Person, in each case in form and substance similar to those delivered on the Closing Date and (c) provide a certificate that the representations in Section 6.01 through 6.04 inclusive are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of the date of such certificate, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, with respect to the new Subsidiary Guarantor.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01    Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Permitted Liens; and

(b)    other Liens as long as (i) such Liens do not encumber Unencumbered Properties or the Equity Interests of the Borrower or any Subsidiary Guarantor, (ii) such Liens do not encumber assets owned by the Parent Entity or the Borrower, and (iii) the incurrence of such Lien will not cause, on a pro forma basis, a Default under the Loan Documents, including the financial covenants in Section 8.11.

8.02    [Reserved].

8.03    Indebtedness.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    (i) Indebtedness under the Loan Documents, (ii) Indebtedness incurred under the BofA Agreement, (iii) Indebtedness incurred under the PNC Agreement and (iv) Indebtedness under the KeyBank Agreement;

(b)    intercompany Indebtedness among members of the Consolidated Group;

(c)    obligations (contingent or otherwise) of a Loan Party or any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d)    other Indebtedness as long as the incurrence of such Indebtedness will not cause, on a pro forma basis, a Default under the Loan Documents, including the financial covenants in Section 8.11; and

(e)    Guaranties of the foregoing; provided that, a Subsidiary cannot guaranty borrowed money Indebtedness owed by the Parent Entity, the Borrower or any other Loan Party unless such Subsidiary is, or simultaneously becomes, a Subsidiary Guarantor as set forth in Section 7.13.

8.04    Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division); provided that, notwithstanding the foregoing provisions of this Section 8.04 (a) the Parent Entity may merge or consolidate with any of its Subsidiaries (other than the Borrower); provided that the Parent Entity shall be the continuing or surviving Person, (b) the Borrower may merge or consolidate with any of its Subsidiaries; provided that the Borrower shall be the continuing or surviving corporation, (c) any Loan Party (other than the Parent Entity or the Borrower) may merge or consolidate with any other Loan Party, (d) any non-Loan Party may merge with a Loan Party as long as the Loan Party is the continuing or surviving Person, (e) any non-Loan Party may be merged or consolidated with or into any other non-Loan Party and (f) the Permitted Reorganization and the transactions contemplated thereby may occur.

8.05    Dispositions.

Make any Disposition unless such Disposition would not, on a pro forma basis after giving effect to such Disposition, cause a Default under the Loan Documents.

8.06    Restricted Payments.

(a)    Permit the Dividend Payout Ratio, as of the last day of any fiscal quarter, to exceed the FFO Percentage.

(b)    Subject to the paragraph below, permit the Parent Entity, at any time an Event of Default exists, to make or declare any dividends or similar distributions without the written consent of the Administrative Agent and Required Lenders.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Notwithstanding anything in this Section 8.06 to the contrary, (i) the Parent Entity shall be permitted at all times to distribute the minimum amount of dividends necessary for the Parent Entity to maintain its status as a REIT for U.S. federal and state income tax purposes, (ii) provided there is no continuing Event of Default under Sections 9.01(a) or (f), the Parent Entity shall be permitted at all times to pay dividends necessary for it to avoid the payment of federal or state income or excise taxes, (iii) the Borrower and its Subsidiaries may declare and make distributions on their Equity Interests in accordance with their respective Organization Documents in an amount sufficient to enable the Parent Entity to pay dividends pursuant to clauses (i) and (ii) above and (iv) the Borrower and its Subsidiaries shall be permitted to make any dividends or similar distributions that are required to be made to in order to give effect to the Permitted Reorganization.

8.07    Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the Closing Date or any business substantially related or incidental thereto.

8.08    Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Consolidated Group, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to such member of the Consolidated Group as would be obtainable by such member of the Consolidated Group at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions permitted under Section 8.04, (c) dividends or distributions permitted under Section 8.06, (d) transactions with a captive insurance company that is an Affiliate of the Parent Entity, (e) transactions entered into to acquire the additional Equity Interests, if any, in PECO-ARC Institutional Joint Venture I, L.P. or (f) in connection with the Permitted Reorganization.

8.09    Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) prohibits the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party or (iii) with respect to a Loan Party, pledge its property pursuant to and to the extent required under the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof except for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Secured Indebtedness incurred in compliance with Section 8.01; provided that any such restriction contained therein relates only to the asset or assets secured in connection therewith, (3) any Lien permitted under Section 8.01 or any document or instrument governing any Lien permitted under Section 8.01; provided that any such restriction contained therein relates only to the asset or assets subject to such Lien permitted under Section 8.01, or (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale or (b) with respect to a Loan Party, requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10    Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11    Financial Covenants.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(a)    Leverage Ratio. Permit the Leverage Ratio, as of the last day of any fiscal quarter of the Consolidated Group, to be greater than sixty percent (60%), or, for a period of four consecutive fiscal quarters following a Material Acquisition, sixty-five percent (65%).

(b)    Secured Leverage Ratio. Permit the Secured Leverage Ratio, as of the last day of any fiscal quarter of the Consolidated Group, to be greater than thirty-five percent (35%), or, for a period of four consecutive fiscal quarters following a Material Acquisition, forty percent (40%).

(c)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Consolidated Group, to be less than 1.50 to 1.00.

(d)    Minimum Tangible Net Worth. If the Parent Entity does not have an Investment Grade Rating, permit Tangible Net Worth, as of the last day of any fiscal quarter of the Consolidated Group, beginning with the fiscal quarter ending June 30, 2021, to be less than the sum of (i) seventy-five percent (75%) of Tangible Net Worth as of the quarter ending March 31, 2021 plus (ii) an amount equal to seventy percent (70%) of the aggregate increases in Shareholders’ Equity of the Consolidated Group occurring subsequent to the quarter ending March 31, 2021 by reason of the issuance and sale of Equity Interests of the Consolidated Group (other than any Dividend Reinvestment Proceeds), including upon any conversion of debt securities of the Parent Entity or the Borrower into such Equity Interests, minus (iii) the aggregate amount of payments made with respect to any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity subsequent to the quarter ending March 31, 2021 and on or prior to the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained an Investment Grade Rating (the sum of (i) plus (ii) minus (iii), “Minimum Tangible Net Worth”).

(e)    Maximum Unsecured Indebtedness to Unencumbered Asset Value Ratio. Permit, as of the last day of any fiscal quarter of the Consolidated Group, the ratio of (i) Unsecured Indebtedness as of such date to (ii) Unencumbered Asset Value as of the four fiscal quarter period ending on such date to be greater than sixty percent (60%) or, for a period of four consecutive fiscal quarters following a Material Acquisition, sixty-five percent (65%).

(f)    Unencumbered NOI to Interest Expense on Unsecured Indebtedness Ratio. Permit, as of the last day of any fiscal quarter of the Consolidated Group, the ratio of (i) Unencumbered NOI for the most recent four fiscal quarter period to (ii) Interest Expense incurred with respect to Unsecured Indebtedness for the most recent four fiscal quarter period to be less than 1.75 to 1.00.

8.12    Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a)    With respect to any Loan Party, (i) change its name, state of formation or form of organization without providing the Administrative Agent at least ten (10) Business Days prior written notice or (ii) amend, modify or change its Organization Documents in a manner adverse to the Lenders.

(b)    Change its fiscal year.

8.13    Sanctions.

Directly or indirectly, knowingly use the proceeds or any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of any Sanctions, or in any other manner that will result in a breach by any

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
individual or entity (including any individual or entity participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent or otherwise) of Sanctions.

8.14    Anti-Corruption Laws.

Directly or indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01    Events of Default.

Any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11 or 7.13 or Article VIII or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days; or

(d)    Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (unless already qualified by materiality or Material Adverse Effect, in which case an Event of Default shall exist if such representation, warranty or statement of fact shall be incorrect or misleading in any respect) when made or deemed made; or

(e)    Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness that is Recourse Debt or any Guarantee of any such Recourse Debt (in either case, other than the Obligations and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Fifty Million Dollars ($50,000,000) and such failure is not waived and continues beyond any cure period as may be specifically noted therein, or (B) fails to observe or perform any other material agreement or condition relating to any such Recourse Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case that is not waived, continues beyond any cure period and results in such Recourse Debt or Guarantee becoming or being declared immediately due and payable; (ii) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness that is Non-Recourse Debt or any Guarantee of any such Non-Recourse Debt having an aggregate outstanding principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
than One Hundred Fifty Million Dollars ($150,000,000) and such failure is not waived and continues beyond any cure period as may be specifically noted therein; provided, that the failure to pay any such Non-Recourse Debt when due shall not constitute an Event of Default (and such Non-Recourse Debt shall be excluded from the applicable aggregate limit referred to above) so long as the only default by the Loan Party or Subsidiary is the failure to pay such Non-Recourse Debt when due on its scheduled maturity date and the Loan Party or Subsidiary is actively pursuing the extension or refinancing of such Non-Recourse Debt and the holder of such Non-Recourse Debt has not initiated a foreclosure of its Lien or proceedings to have a receiver appointed for the collateral securing such Non-Recourse Debt, except that (x) the deferral under this clause (ii)(A) shall not extend for more than ninety (90) days after the maturity date of such Non-Recourse Debt, subject to extension of such deferral period for an additional thirty (30) days if prior to the expiration of such initial 90 day period the Borrower has provided to the Administrative Agent reasonably satisfactory evidence that the Loan Party or Subsidiary is continuing to actively pursue such extension or refinancing, or (B) fails to observe or perform any other material agreement or condition relating to any such Non-Recourse Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case that is not waived, continues beyond any cure period and results in such Non-Recourse Debt or Guarantee becoming or being declared immediately due and payable; (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any Event of Default (as defined in such Swap Contract) as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) that is not waived and continues beyond any cure period provided therein or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Loan Party is an Affected Party (as defined therein) and, in either event, the Swap Termination Value owed by any Loan Party as a result thereof is greater than the Threshold Amount; or (iv) there exists (A) an Event of Default (as defined under the BofA Agreement) under the BofA Agreement that is not waived and continues beyond any cure period provided therein and results in such debt under the BofA Agreement becoming or being declared immediately due and payable (B) an Event of Default (as defined under the PNC Agreement) under the PNC Agreement that is not waived and continues beyond any cure period provided therein and results in such debt under the PNC Agreement becoming or being declared immediately due and payable, or (C) an Event of Default (as defined under the KeyBank Credit Agreement) under the KeyBank Credit Agreement that is not waived and continues beyond any cure period provided therein and results in such debt under the KeyBank Credit Agreement becoming or being declared immediately due and payable; or; or

(f)    Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)    Judgments. There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage)

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
which remains unpaid for sixty days and (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) such judgment or order has not been stayed on appeal or otherwise appropriately contested in good faith; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)    Change of Control. There occurs any Change of Control.

9.02    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare any commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

9.03    Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting (i) accrued and unpaid principal of the Loans and (ii) breakage, termination or other payments due under any Swap Contract between and Loan Party and any Lender or Affiliate of a Lender, ratably among the Lenders, the applicable Affiliates (with respect to clause (ii)) in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE X

ADMINISTRATIVE AGENT

10.01    Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Capital One to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02    Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03    Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its reasonable opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for such failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04    Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05    Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor; provided, that if an Event of Default has occurred and is continuing, no consultation with the Borrower shall be required for any successor that is a Lender or an Affiliate of a Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.07    Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08    No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

10.09    Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10    Guaranty Matters.

Each Lender irrevocably authorizes the Administrative Agent, at its option and in its discretion to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be required to be a Subsidiary Guarantor under Section 7.13. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

10.11    Treasury Management Agreements and Swap Contracts.

No Lender or Affiliate of a Lender that obtains the benefit of Section 9.03 or the Guaranty by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements and Swap Contracts except to the extent expressly provided herein and unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements and Swap Contracts.

10.12    ERISA Matters.

(a)    Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(A)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(B)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(C)    (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(D)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    in addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

10.13    Erroneous Payments.

(a)    Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)    The Borrower and each other Loan Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d)    Each party’s obligations under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI

MISCELLANEOUS

11.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a)    no such amendment, waiver or consent shall:

(i)    extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final paragraph of this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)    change the third sentence in Section 2.12(a), Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)    change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby; or

(vi)    release the Borrower or the Parent Entity without the written consent of each Lender.

(b)    unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

Notwithstanding anything to the contrary herein:

(i) the Capital One Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto

(ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(v) amendments and waivers that affect solely the Lenders under Term Loan A-1 or any Incremental Term Loan (including waiver or modification of (x) conditions to extensions of credit under the relevant Term Loan and (y) the availability and conditions to funding of any Incremental Term Loan) and do not otherwise contradict the rights of Lenders under clause (a) of this Section 11.01: (1) shall only require the consent of those Lenders holding a majority of the outstanding Commitments and Loans with respect to Term Loan A-1 or Incremental Term Loan, as applicable and (2) any fees paid with respect to such amendment or waiver need only be offered pro rata to those Lenders whose consent is required.

(vi) any amendment entered into in order to effectuate an increase in Term Loan A-1 or to provide an Incremental Term Loan, in each case in accordance with Section 2.16, shall only require the consent of the Lenders providing such increase or Incremental Term Loan as long as the purpose of such amendment is solely to incorporate the appropriate provisions for such increase or Incremental Term Loan.

(vii) the Borrower may, by written notice to the Administrative Agent from time to time (and with the consent of the Administrative Agent, not to be unreasonably withheld), make one or more offers (each, a “Loan Modification Offer”) to all the Lenders under a Term Loan to make one or more amendments or modifications to allow the maturity of such Loans of the accepting Lenders to be extended (and in connection therewith increase the Applicable Rate and/or fees payable with respect to such Loans of the accepting Lenders) (“Extension Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (x) the terms and conditions of the requested Extension Amendment and (y) the date on which such Extension Amendment is requested to become effective. Extension Amendments shall become effective only with respect to the Loans of the Lenders that accept in writing the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans as to which such Lender’s acceptance has been made. The Borrower, each other Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation (the “Loan Amendment”) as the Administrative Agent shall reasonably specify to evidence the acceptance of the Extension Amendments and the terms and conditions thereof, and the Loan Parties shall also deliver such corporate resolutions, opinions and other documents as reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Amendment. Each of the parties hereto hereby agrees that upon the effectiveness of any Loan Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extension Amendment evidenced thereby and only with respect to the Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made and shall not contradict the rights of the Lenders under clause (a) of this Section 11.01 with respect to the Loans of non-Accepting Lenders.

11.02    Notices and Other Communications; Facsimile Copies.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(i)    if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or e-mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail address and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Administrative Agent’s transmission of Borrower Materials or any other Information through the Internet or any telecommunications, electronic or other information transmission systems.

(d)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04    Expenses; Indemnity; and Damage Waiver.

(a)    Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, any Lender) taken as a whole (unless (x) a conflict exists as determined in the good faith judgment of each affected Lender, in which case(s) the reasonable and documented fees, charges and disbursements of one reasonably necessary additional counsel for each such affected Lender shall be covered, or (y) a special counsel is necessary as determined in the good faith judgment of the Administrative Agent, in which case(s) the reasonable and documented fees, charges and disbursements of one reasonably necessary special counsel for the Administrative Agent shall be covered), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for all Indemnitees, plus, (x) in the event of a conflict of interest as determined in the good faith judgment of each affected Indemnitee, one additional counsel for all such affected Indemnitees (taken together with all similarly situated Indemnitees) and (y) in the event that a special counsel is necessary as determined in the good faith judgment of the Administrative Agent, one additional counsel for Administrative Agent), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of sum of the aggregate unpaid principal amount of the Term Loans then outstanding, such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. No Loan Party shall be liable for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of proceeds thereof.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05    Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) and it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07    Treatment of Certain Information; Confidentiality.

(a)    Treatment of Confidential Information. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information”

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)    Non-Public Information. Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08    Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12    Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13    Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, (x) following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender and (y) any such documents shall be without recourse to or warranty by the parties thereto.

11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of NEW YORK.

(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15    Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16    Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
11.17    USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.18    No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender or Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender or Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent or any Lender or Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.20    Promotional Material.

Borrower authorizes Administrative Agent and each of the Lenders to issue press releases, advertisements, other promotional materials and other disclosures (including disclosures to league tables and similar services) in connection with Administrative Agent’s or such Lender’s own promotional and marketing activities, and describing the basic terms of the Loans consistent with information found on “tombstone” and Administrative Agent’s or such Lender’s participation in the Loans. All references to the Borrower or Loan Parties contained in any such press release, advertisement, promotional material or other public disclosures issued by the Administrative Agent or any of the Lenders shall be approved in writing by the Borrower in advance of issuance; provided, that any such tombstone or other disclosure material referencing the Borrower or Loan Parties approved by Administrative Agent shall be deemed acceptable to use in future promotional materials and marketing activities. All references to Administrative Agent or any Lender contained in any press release, advertisement, promotional material or other public disclosures issued by Borrower shall be approved in writing by Administrative Agent and such Lender in advance of issuance.

11.21    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a

Exhibit 10.2
Exhibit A to Third Amendment to Credit Agreement
state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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